UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/20/2012

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Not applicable.

(b)        On August 20, 2012, as a result of Robert M. Gibney assuming the role of principal accounting officer as described in (c) below, Maureen O'Connell, the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, ceased acting in the role of principal accounting officer which had been temporarily assumed by her. Ms. O'Connell continues in her role as principal financial officer of the Company.

(c)        On August 20, 2012, the Company hired Mr. Robert M. Gibney to assume the role of Senior Vice President and Chief Accounting Officer (principal accounting officer) for the Company. Before joining the Company, Mr. Gibney, age 47, was the Global Head of Finance, Investors Division, Finance & Risk of Thomson Reuters from May 2011 through August 2012 and, from November 2003 through April 2011, the Senior Vice President, Finance, Tax and Accounting of Thomson Reuters, having previously been Vice President and Corporate Controller of Thomson Learning Incorporated from September 2000 through October 2003. Mr. Gibney is a Certified Public Accountant.

There are no family relationships among Mr. Gibney and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Gibney that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(d)        Not applicable.

(e)        Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: August 22, 2012	By:	/s/ Maureen O'Connell
Maureen O'Connell
EVP, Chief Administrative Officer and Chief Financial Officer